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                                                                    Exhibit 10.9

                             BKF CAPITAL GROUP, INC.
                        RESTRICTED STOCK AWARD AGREEMENT

       THIS RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is made and entered into as of March 10, 2005 (the "Grant Date"), between BKF Capital Group, Inc., a Delaware corporation ("BKF"), and _____ (the "Employee") pursuant to the terms and conditions of the BKF 1998 Incentive Compensation Plan, as amended and restated (the "Plan"). Capitalized terms not defined in this Agreement shall have the meanings set forth in the Plan. By execution below, Employee agrees to be bound by the terms and conditions described herein and the provisions of the Plan.

       1.    Grant of Restricted Stock.

             (a) As of the Grant Date, BKF's Compensation Committee (the "Committee") grants to Employee an aggregate of ____ shares of BKF common stock, $1.00 par value (the "Stock"), provided that during the Restriction Period (as defined below), such shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (the "Restricted Stock").

             (b) Shares of Restricted Stock issued to Employee shall be held in escrow during the Restriction Period (as defined below) by BKF or by an escrow agent appointed by the Committee. The Committee may require stock powers endorsed in blank to be executed by Employee with respect to such shares to facilitate the forfeiture and cancellation of such shares in the event vesting conditions are not satisfied.

       2. Restriction Period. Except as expressly provided herein, the restrictions set forth in Section 1 hereof shall commence as of the Grant Date and shall lapse (and the Restricted Stock shall vest) on __________ (the entirety of such period referred to herein as the "Restriction Period"). Shares of Stock not previously forfeited or canceled shall be delivered to Employee by BKF or the escrow agent appointed by BKF, free of all restrictions, no later than 10 days after the expiration of the Restriction Period, provided that fractional shares may be settled in cash.

       3. Shareholder Rights. During the Restriction Period, Employee shall be entitled to receive dividends on the Restricted Stock when, as, and if dividends are declared and paid on BKF's Stock, shall be entitled to vote Restricted Stock on any matter submitted to a vote of holders of BKF's Stock, and shall have all other rights of a shareholder of BKF except as otherwise expressly provided hereunder.

       4.    Termination of Employment.

             (a) Except to the extent otherwise provided herein or any employment agreement or severance agreement between Employee and BKF, the provisions of this Section 4 shall apply to the Restricted Stock upon Employee's termination of employment with BKF and all subsidiaries or affiliates of BKF ("Termination") for any reason.


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             (b) In the event of Employee's Termination by reason of death or
       Disability (as defined below), or by BKF without Cause, all restrictions shall lapse (and the Restricted Stock shall vest) as to the aggregate number of shares of Restricted Stock then subject to restriction, and BKF shall promptly transfer shares of Stock, free of such restrictions, to Employee.

             (c) In the event of Employee's Termination for any reason other than as provided in Section 4(b), all unvested Restricted Stock held by Employee shall be immediately forfeited and canceled.

       5.     Change in Control.

             (a) Provided that the Restricted Stock granted hereunder has not otherwise been forfeited or cancelled, upon the occurrence of a Change in Control, all restrictions shall lapse (and the Restricted Stock shall vest) as to the aggregate number of shares of Restricted Stock then subject to restriction, and BKF shall promptly transfer shares of Stock, free of such restrictions, to Employee.

              (b) For purposes of this Agreement, a "Change in Control" means the occurrence of any of the following:

                  (i) any "person" as such term is currently used in Section
               13(d) of the Exchange Act, other than John A. Levin or any entity directly or indirectly controlled by him, becomes a "beneficial owner", as such term is currently used in Rule 13d-3 promulgated under that Act, of 50% or more of BKF's Voting Stock (as defined);

                  (ii) a majority of BKF's board of directors (the "Board")
               consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered an Incumbent Director;

                  (iii) all or substantially all of the assets or business of
               BKF are disposed of pursuant to a merger, consolidation, or other transaction, unless (A) the shareholders of BKF immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned BKF's Voting Stock, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of BKF, or (B) a majority of the board of directors of the surviving corporation in such a transaction consists of Incumbent Directors or directors appointed by Levin Management Co., Inc. but excluding directors who were members of the other entity's board of directors;

                  (iv) the Board adopts any plan of liquidation providing for the distribution of all or substantially all of BKF's assets; or


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                   (v) BKF combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of BKF immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for securities of such other company).

       6.     Additional Forfeiture Conditions.

              (a) Unless the Committee determines otherwise, Employee's rights in respect of any unvested Restricted Stock shall immediately terminate and no shares of Stock shall be delivered in respect of such Restricted Stock if prior to the scheduled vesting date (A) Employee engages in conduct specified in Section 6(b), or (B) Employee fails to provide the representations and certifications required under Section 6(c); provided, however, that in the event Employee is terminated by BKF and/or its subsidiaries or affiliates without Cause, Employee shall not be required to refrain from the conduct specified in Section 6(b) or provide the representations and certifications required under Section 6(c) to receive the number of shares of Stock corresponding to the number of shares of Restricted Stock that have vested prior to the date of such Employee's termination without Cause.

              (b) Employee will have engaged in conduct specified in this
       Section 6(b) if, as determined by the Committee, at any time prior to the scheduled vesting date, Employee:

                  (i) competes, directly or indirectly, whether as owner,
               partner, investor, consultant, agent, employee, co-venturer or otherwise, with BKF and/or its subsidiaries or affiliates in the United States in the money management business ("Competitive Endeavors") or undertakes any planning for any business that would constitute a Competitive Endeavor. For purposes of this
               Section 6(b)(i), the business of BKF and/or its subsidiaries or affiliates shall include all Products and Services (as defined below) offered by BKF or any of its subsidiaries or affiliates or under development, and the Employee's undertaking shall encompass all products and services that may be used in substitution for Products and Services;

                  (ii) undertakes any outside activity without the prior
               written approval of the Committee, whether or not competitive with the business of BKF and/or its subsidiaries or affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with the Employee's duties and obligations to BKF and/or any of its subsidiaries or affiliates. Notwithstanding the foregoing, the Employee may (A) to the extent such activities are not competitive with the business of BKF and/or its subsidiaries or affiliates, engage in charitable, civic or other community activities without compensation to the Employee, and
               (B) render without compensation investment advisory and trust services to immediate members of the Employee's family, which shall include the Employee and any trust or account that is comprised primarily of assets held for the benefit of such Employee and/or immediate members of his family;


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                   (iii) directly or indirectly, (A) hires or attempts to hire any person who is, or during the prior six-month period was, an employee of BKF and/or any of its subsidiaries or affiliates, (B) assists another in hiring or attempting to hire any such person,
               (C) encourages any such person to terminate his or her employment with BKF and/or any of its subsidiaries or affiliates (other than in the course of the Employee's proper performance of his duties hereunder), (D) solicits or accepts business from any person or entity which is, or during the prior six-month period was, a client of BKF and/or any of its subsidiaries or affiliates, (E) assists another in soliciting or accepting business from any such person or entity, or (F) encourages any such person or entity to terminate its business relationship with BKF and/or any of its subsidiaries or affiliates (other than in the conduct of the Employee's proper performance of his duties); or

                   (iv) fails to (A) comply with the code of ethics of BKF, as in effect from time to time, and (B) notify the Committee of all directorships or memberships on a board of directors or board of trustees held by the Employee, regardless of whether (y) such office was held by the Employee prior to the date hereof or (z) such office would require prior written consent of the Committee.

              (c) Employee must certify to BKF, in accordance with procedures established by the Committee, that Employee has complied with all the terms and conditions of this Agreement as of the date such Restricted Stock vests. By accepting the delivery of shares of Stock under this Agreement, Employee shall be deemed to have represented and certified at such time that Employee has complied with all the terms and conditions of this Agreement.

Unless the Committee determines otherwise, if the vesting date in respect of any outstanding Restricted Stock occurs, and shares of Stock with respect to such Restricted Stock would be deliverable under the terms and conditions of this Agreement except that Employee has not complied with the conditions or Employee's obligations under this Section 6 (except in the event of Employee's death or a Disability that impairs Employee's ability to so comply), all of Employee's rights with respect to such Restricted Stock shall terminate, and no shares of Stock shall be delivered. The parties intend that the foregoing provisions of this Section 6 be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

       7. Repayment. If, following the delivery of Stock to Employee, the Committee determines that all terms and conditions of this Agreement in respect of such delivery were not satisfied, BKF shall be entitled to receive, and Employee shall be obligated to pay BKF immediately upon demand therefor, the Fair Market Value of the shares of Stock (determined as of the relevant vesting date) that were delivered to Employee without reduction for any shares of Stock applied to satisfy withholding tax or other obligations in respect of such shares.

       8. Definitions. Unless otherwise defined in any employment agreement between Employee and BKF (in which case such definition shall apply with respect to such Employee), the following terms shall have the meanings ascribed to them:


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                   (i) "Cause" means Employee's (A) conviction, whether
               following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (x) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, or (y) on a felony charge or (z) on an equivalent charge to those in clauses (x) and (y) in jurisdictions that do not use those designations; (B) engaging in any conduct that constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Securities and Exchange Act of 1934, as amended); (C) willful failure to perform Employee's duties to BKF and/or any of its subsidiaries or affiliates; (D) violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which BKF or any of its subsidiaries or affiliates is a member; (E) violation of any BKF policy concerning hedging or confidential or proprietary information, or Employee's material violation of any other BKF policy as in effect from time to time; (F) engaging in any act or making any statement that impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of BKF and/or any of its subsidiaries or affiliates; or (G) engaging in any conduct detrimental to BKF and/or any of its subsidiaries or affiliates. The determination as to whether "Cause" has occurred shall be made by the Committee in its sole discretion. The Committee shall also have the authority in its sole discretion to waive the consequences under the Plan or any Agreement of the existence or occurrence of any of the events, acts or omissions constituting "Cause".

                   (ii) "Disability" means the Employee's inability, due to
               physical or mental incapacity, to substantially perform his duties and responsibilities of employment for a period of 180 days in any consecutive nine-month period.

                   (iii) "Products and Services" means all products and services offered, planned, researched, developed, tested, sold, licensed, marketed or otherwise provided by BKF and/or any of its subsidiaries or affiliates during the Employee's employment.

                   (iv) "Voting Stock" means the issued and outstanding capital stock or other securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect the directors of a corporation.

       9. No Assignment of Restricted Stock. During the Restriction Period, the Restricted Stock granted hereunder shall not be subject in any manner to sale, transfer, pledge, assignment, encumbrance, division or other disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, including any division of property incident to a divorce or other allocation of marital property.

       10. Adjustment. During the Restriction Period, the aggregate number of shares of Restricted Stock granted hereunder shall be subject to adjustment due to any stock split, stock dividend or other form of recapitalization by BKF, such adjustment to be determined by the Committee acting in good faith.


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       11. Employment Rights. Neither this Agreement nor the grant of Restricted
Stock hereunder shall be deemed to confer on Employee any right to continue in the employ of BKF or to interfere, in any manner, with the right of BKF to terminate employment for any reason or no reason in its sole discretion, subject to the terms of any separate agreement between Employee and BKF.

       12. Amendment and Modification. The terms and conditions set forth herein may be amended only in writing signed by both Employee and an authorized officer of BKF.

       13. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Employee and BKF, including their respective heirs, executors, administrators, successors and assigns.

       14. Plan and Available Information. The Restricted Stock granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, a copy of which has been furnished with this grant. If any conflict exists between this Agreement and the Plan, the Plan shall prevail.

       15. Governing Law. The validity, construction, and effect of all rules and regulations applicable to this award shall be determined in accordance with the laws of the State of New York and applicable Federal law.

         16. Withholding Tax. BKF may deduct from any payment to be made to Employee any amount that federal, state, local or foreign tax law requires to be withheld with respect to the grant of Restricted Stock or delivery of shares of Stock hereunder. At the Committee's election, BKF may withhold from the number of shares of Stock to be delivered upon expiration of the Restriction Period a number of whole shares up to but not exceeding that number which has a fair market value nearest but not exceeding the amount of taxes required to be withheld with respect to such expiration of restrictions.


                                   BKF CAPITAL GROUP, INC.

                                   By:
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                                   EMPLOYEE


                                   -----------------------------------
                                   , an individual



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